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                                                                     EXHIBIT 5.1

            [KAYE, SCHOLER, FIERMAN, HAYS & HANDLER, LLP LETTERHEAD]


September 30, 1997

(212) 836-8000

ProSource, Inc.
1500 San Remo Avenue
Coral Gables, Florida 33146

Ladies and Gentlemen:

          We have acted as counsel to ProSource, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement"), filed pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the proposed offering by the Company of (a) up to an aggregate of 328,500 shares of (i) the Company's Class B common stock, $.01 par value per share (the "Class B Common Stock"), pursuant to the exercise of options issued under its Amended and Restated Management Option Plan (1995) (the "1995 Plan"), and (ii) the Company's Class A common stock, $.01 par value per share (the "Class A Common Stock"), into which each share of Class B Common Stock is convertible on a one-to-one basis, and (b) up to an aggregate of 550,000 shares of (i) the Company's Class B Common Stock pursuant to the exercise of options issued or issuable under its 1996 Stock Option Plan (the "1996 Plan"), and (ii) the Company's Class A Common Stock into which each share of Class B Common Stock is convertible on a one-to-one basis.

          In that connection, we have reviewed the Company's Restated Certificate of Incorporation, its Amended and Restated By-Laws, as amended to date, resolutions of its Board of Directors and stockholders and other such documents and records as we have deemed appropriate.

          On the basis of such review and having regard to legal considerations which we deem to be relevant, it is our opinion that the Class B Common Stock and the Class A Common Stock to be issued by the Company pursuant to the 1995 Plan and 1996 Plan, upon issuance in accordance with the terms of such plans, will be duly and validly authorized and issued, fully paid and non-assessable.

          We hereby consent to the use of this opinion as an Exhibit to the Registration Statement. In giving this opinion, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission.

                                    Very truly yours,

                                /s/ KAYE, SCHOLER, FIERMAN, HAYS & HANDLER, LLP
                                    -------------------------------------------
                                    Kaye, Scholer, Fierman, Hays & Handler, LLP


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